1

                                              Exhibit j



          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 6, 2000, relating to the financial statements and financial highlights which appears in the November 30, 1999 Annual Report to Shareholders of the Oak Ridge Small Cap Equity Fund and the Oak Ridge
Large Cap Equity Fund (comprising the Oak Ridge Funds,
Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial
Highlights of the Funds" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP




March 17, 2000